Exhibit 23.1

Consent of Ernst and Young, LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 24, 2020, except for Note 17(a), 17(g), 17(h) and 17(i), as to which the date is September 14, 2020, in Amendment No. 3 to the Registration Statement (Form S-1 333-248428) and related Prospectus of Athira Pharma, Inc. for the registration of 11,500,000 shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

September 16, 2020